SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                          SANGUINE CORPORATION
            (Name of Registrant as Specified in its Charter)

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(2)  Aggregate number of securities to which transaction applies:  N/A.

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

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[ ]  Fee paid previously with preliminary materials.

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     paid previously.  Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

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                        SANGUINE CORPORATION
                     101 East Green Street, #6
                    Pasadena, California  91105

                      INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND A PROXY

                           INTRODUCTION

     This Information Statement is being furnished to our shareholders (Sanguine Corporation [the "Company," "Sanguine," "we," "our," "us" or words or similar import]), regarding an amendment to our Articles of Incorporation that will increase the amount of our authorized shares from 100 million to 200 million.

     This amendment to our Articles of Incorporation was unanimously adopted by our Board of Directors (sometimes called the "Majority Shareholders"), who collectively beneficially owned 41,057,427 shares of our common stock or approximately 50.9% of our outstanding voting securities at November 28, 2005, the date of the adoption of the amendment by our Board of Directors and Majority Shareholders. No other votes were required or necessary to adopt this amendment, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to our Articles of Incorporation and Vote Required for Approval," herein.

     The amendment will become effective on the opening of business on January 17, 2006, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. This amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: December 27, 2005.

     The following constitutes the full amendment to our Articles of
Incorporation:

                              ARTICLE IV

                          AUTHORIZED SHARES

     The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of $0.001 (one mill) par value common voting stock.

      REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF
                            INCORPORATION

     Our Board of Directors believes that this new Article IV will provide us with greater flexibility by increasing our authorized capital to allow us to raise capital, effect acquisitions and to issue capital stock for other general corporate purposes. There are no current arrangements or understandings regarding the issuance of any of the shares of common stock resulting from this increase in our authorized capital stock.

                          DISSENTERS' RIGHTS

     There are no dissenters' rights applicable with respect to this amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation which is not shared by all other shareholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

     The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 28, 2005, the record date for determining our shareholders who would have been entitled to notice of and to vote on this amendment, was 80,708,658 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

     The following table sets forth certain information as of November 28, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 80,708,658 outstanding shares of our common stock.

                       Position with        Number of Shares     Percentage
Name and Address       the Company          Beneficially Owned    of Class
----------------       -------------        ------------------    --------

Thomas C. Drees, Ph.D. Director,            40,253,133            49.87%
MBA(1)                 President & CEO

David E. Nelson        Director &              504,294              .62%
(2)                    Chief Financial
                       Officer &
                       Secretary/
                       Treasurer

Edward L. Kunkel, Esq. Director                300,000              .004%

Totals:                                     41,057,427            50.9%

All executive officers and directors
of our Company as a group (three persons)   41,057,427            50.9%

   AMENDMENT TO OUR ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Nevada Law.
-----------

     Section 390 of the Nevada Revised Statutes (the "Nevada Law") provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent.

     Resolutions to effect these amendments were unanimously adopted by our Board of Directors and the Majority Shareholders who are named under the caption "Voting Securities and Principal Holders Thereof." The Majority Shareholders own approximately 50.9% of our outstanding voting securities. No other votes or consents are required or necessary to effect the amendment to our Articles of Incorporation.

Effective Date of Amendment.
----------------------------

     The effective date of the amendment to our Articles of Incorporation will be on the opening of business on January 17, 2006, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders.

                              NOTICE


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Thomas C. Drees
                              -----------------------
December 27, 2005             Thomas C. Drees, Ph.D.,
                              MBA, President